Exhibit 10.11

ASSIGNMENT, TRANSFER AND ASSUMPTION AGREEMENT

This ASSIGNMENT, TRANSFER AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of October [●], 2020, by and between Sierra Private Investments, L.P. (“Assignor”) and Mavenir Systems, Inc. (“Assignee”).

WHEREAS, Mavenir plc, a newly formed indirect subsidiary of Assignor and indirect parent of Assignee, intends to offer its shares for sale to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Initial Public Offering”);

WHEREAS, in connection with the Initial Public Offering, Assignor has agreed, among other things, to transfer and assign from Assignor to Assignee (i) the current employment relationship between the individual identified on Exhibit A hereto and Assignor (the “Employee Relationship”) and (ii) each employment agreement, confidentiality, intellectual property assignment, non-competition, non-solicitation or other similar agreement between the individual identified on Exhibit A hereto and Assignor (the “Assigned Agreements”); and

WHEREAS, Assignor desires to transfer and assign the Employee Relationship and all of its right, title and interest in and to the Assigned Agreements to Assignee, and Assignee desires to assume the Employee Relationship and Assigned Agreements;

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged:

1.

Assignment. Effective immediately prior to the consummation of the Initial Public Offering, Assignor does hereby assign, transfer, convey and deliver to Assignee (i) the Employee Relationship and (ii) all of its right, title and interest in, to and under the Assigned Agreements.

2.

Assumption. Effective immediately prior to the consummation of the Initial Public Offering, Assignee does hereby assume the Employee Relationship and the Assigned Agreements, and following such assumption Assignor shall have no further obligation or liability arising out of or related to the Employee Relationship or the Assigned Agreements.

3.

Further Assurances. Assignor and Assignee each agree to do such further acts and things and to execute and deliver such additional agreements and instruments as may reasonably be required to consummate, evidence or confirm the assignments, assumptions and agreements contained herein.

4.	Amendment. This Agreement may not be modified or amended except by a writing executed by all parties hereto.

5.	Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

6.	Counterparts. This Agreement may be executed in counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned have executed this Agreement as of the date first written above.

ASSIGNOR:

SIERRA PRIVATE INVESTMENTS, L.P.

By:
Name:
Title:

ASSIGNEE:

MAVENIR SYSTEMS, INC.

By:
Name:
Title :

Exhibit A

First Name	Last Name
Pardeep	Kohli